Johnson Controls, Inc.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2015
I. Background
Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Securities and Exchange Act of 1934 to add Section 13(p), pursuant to which the Securities and Exchange Commission (the “SEC”) imposed reporting requirements (the “Rule”) on SEC issuers concerning the use of conflict minerals and the metals derived from such minerals, as described below, that originate in the Democratic Republic of the Congo (the “DRC”) or the adjoining countries (collectively, the “Covered Countries”). The Rule requires issuers with conflict minerals that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by such issuer to annually report to the SEC their efforts to determine whether any of those minerals originated in the Covered Countries or are from recycled or scrap sources.

The term “conflict mineral” is defined to include cassiterite, columbite-tantalite, gold, and wolframite and their derivatives, including tantalum, tin and tungsten (“3TG”), regardless of their source.

This is the Conflict Minerals Report (“Report”) of Johnson Controls, Inc. (the “Company”) for calendar year 2015.

II. Company Overview

Johnson Controls is a Fortune 500, global diversified technology and industrial leader serving customers in more than 150 countries. The Company creates quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and seating and interior systems for automobiles. Additional information about the Company and its core businesses may be obtained by accessing Johnson Controls’ corporate website at: www.johnsoncontrols.com. A copy of this Report can be found at: http://www.johnsoncontrols.com/corporate-sustainability/reporting-and-policies.

As used in this Report, and except where the context otherwise requires, “we” and “our” refer to Johnson Controls, Inc. and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

III. Product Overview

During 2015, the Company’s products and services were offered by three core businesses with operations throughout the world: Building Efficiency, Automotive Experience, and Power Solutions. The electronics and industrial equipment that we purchase may contain 3TG.

The Building Efficiency business is a global market leader in designing, producing, marketing and installing integrated heating, ventilating and air conditioning (HVAC) systems, building management systems, controls, security and mechanical equipment. The Company also provides residential air conditioning and heating systems and industrial refrigeration products.

The Automotive Experience business is one of the world’s largest automotive suppliers, providing innovative seating and interior systems through our design and engineering expertise. The Company’s technologies extend into virtually every area of the interior, including seating, door systems, floor consoles and instrument panels. Customers include most of the world’s major automakers.

The Power Solutions business is a leading global supplier of lead-acid automotive batteries for virtually every type of passenger car, light truck and utility vehicle. The Company serves both automotive original equipment manufacturers (OEMs) and the general vehicle battery aftermarket. The Company also supplies advanced battery technologies to power start-stop, hybrid and electric vehicles.

IV. Supply Chain Description

The Company is committed to the responsible sourcing of conflict minerals and in 2015 became a member of the Conflict-Free Sourcing Initiative (CFSI). The CFSI was founded by members of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”). The Company encourages its suppliers to conduct conflict-free sourcing from the Covered Countries and to become CFSI certified.

As a large multinational company, Johnson Controls has a complex, multi-tiered supply chain. The products that the Company manufactures are typically highly engineered, complex and contain thousands of parts from a vast network of globally dispersed suppliers.

As a downstream consumer with many tiers in its supply chain, Johnson Controls generally does not have a direct relationship with smelters and refiners. Thus, the Company must rely on its direct suppliers to provide information on the origin of any conflict minerals contained in the components and parts supplied to it.

V. Reasonable Country of Original Inquiry ("RCOI")

A.	Process Summary

The Company’s RCOI for calendar year 2015 was designed to determine whether the conflict minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company originated in the Covered Countries, or are from recycled or scrap sources. The Company established a system of controls designed to improve transparency over the conflict minerals in its supply chain. The Company performed a good faith, global scoping exercise to identify suppliers that were considered in-scope and subject to the RCOI (“In-Scope Suppliers”). Through communications with these suppliers, the Company attempted to identify smelters and refiners of conflict minerals that may be utilized in its products.

Due to the complexity of the Company’s supply chain, the Company relied on its first tier suppliers to provide information on the origin of conflict minerals potentially present in components and parts supplied to the Company. In addition, the Company sent the CSFI Conflict Minerals Reporting Template (“CMRT”) to these suppliers to gather information on the chain of custody of the necessary conflict minerals potentially included in the Company’s products.

The Company elected to utilize, without alteration, the CMRT, as well as a survey tool to facilitate its RCOI. The questions on the CMRT include, but are not limited to, the use of conflict minerals and their necessity to product functionality or production, the origin of such conflict minerals, and whether smelters have been validated as compliant in accordance with the CFSI. The Company communicated with In-Scope Suppliers, notifying them of the RCOI, the Company’s expectations of its suppliers, and provided instructions to assist with the completion of the CMRT. In addition to the RCOI efforts described above, the Company undertook the following measures to determine mine or country of origin:

•
As part of its global scoping exercise, the Company considered the following supply base categories as the scope universe for RCOI purposes: manufactured products, products contracted to be manufactured, joint ventures/subsidiaries, and spare parts.

•
The Company established scoping guidelines, which categorized a risk level of “High,” “Low” or “None” based on the likelihood of conflict minerals’ presence in each commodity and/or component. The scoping exercise was performed as a joint effort between our procurement and engineering groups. Suppliers providing components/commodities with risk rankings of High and Low were considered in scope for RCOI procedures.

•
The Company required each supplier deemed to be in-scope, to provide information regarding the use of conflict minerals from their suppliers, who in turn, had to solicit that information from their next tier of suppliers. The Conflict Minerals Supplier Letter that was sent to each In-Scope Supplier can be found on Johnson Controls’ website at

http://www.johnsoncontrols.com/suppliers/sustainability/conflict-minerals.

•
The Company provided explanations and training to its suppliers regarding the relevant requirements of the Rule and its obligations under the Rule, and reiterated the Company’s expectation that suppliers cooperate to support the Company’s conflict minerals compliance efforts. Refer to the “Supplier Engagement and Training” section of this report for more information.

•
The responses received from the Company’s In-Scope Suppliers about the country of origin of any conflict minerals necessary to functionality or production were reviewed for accuracy and completeness, and, if necessary, were red flagged for additional follow up and/or due diligence.

•	Suppliers who sent incomplete or inconsistent responses were asked to review their responses and resubmit their surveys.

•	Based on internally determined criteria, the Company implemented an escalation process for suppliers who did not respond:

▪	Step 1: For a selection of High risk suppliers who did not respond, an escalation letter was sent

▪	Step 2: Commodity managers/buyers contacted these suppliers (either by phone or in written form) to request survey completion.

▪	Step 3: If the supplier still did not respond, the relevant Vice President(s) of Procurement sent a written letter to the supplier requesting completion of the survey.

B.	RCOI Results

There were 4,764 In-Scope Suppliers for calendar year 2015, which represented 40% of the Company’s total direct suppliers. The Company sent communications to 99% of its In-Scope Suppliers, notifying them of the upcoming RCOI.

Of the In-Scope Suppliers surveyed, the overall response rate was 55%, including 1,680 responses that were received and accepted (representing 35% of the suppliers surveyed). The Company considers a response as received and accepted when a complete CMRT has been returned to the Company and the CMRT has been validated as accurate by its Compliance Specialists. Below are the results of the RCOI survey:

RCOI Survey Results
No 3TG	68%
Acknowledged 3TG Sourced from DRC (Covered Countries)	12%
Acknowledged 3TG Not Sourced from DRC	8%
3TG Origin Uncertain or Unknown	12%

C.	Improvement Measures to Be Taken

Johnson Controls continues to look for ways to improve its processes and to mitigate any risk that conflict minerals in its products could benefit armed groups in the Covered Countries. Specifically, the Company is undertaking, and will continue to undertake, the following steps:

•	Engage with those suppliers that have not responded to the Company’s request for conflict minerals information;

•
Reconsider supply arrangements and potentially implement remedies available to Johnson Controls for suppliers that refuse to cooperate with the Company’s compliance efforts or do not conduct conflict-free sourcing from Covered Countries;

•	Work with upstream suppliers to educate them on the necessary processes they need to undertake in order to allow them to assist Johnson Controls in its compliance process;

•	Continue devising and developing a strategy for managing and mitigating conflict minerals risk in the Company’s supply chain; and

•	Continue training initiatives to increase the level of awareness within Johnson Controls and at its suppliers.

VI. Conflict Minerals Due Diligence

A. Compliance Framework

I.	Framework Design and Overview

The Company designed a compliance framework that conforms to the primary principles of the internationally recognized due diligence framework developed by the Organisation for Economic Co-operation and Development (“OECD”) entitled “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected Areas and High-Risk Areas” and related supplements for each of the conflict minerals. Our compliance framework included the following elements: 1) establish strong company management systems; 2) identify and assess risk in the supply chain; 3) design and implement a strategy to respond to identified risks; 4) carry out independent third-party audit of smelters’/refiners’ due diligence practices; and 5) report annually on supply chain due diligence.

1.	Establish Strong Company Management Systems

Conflict Minerals Policy

The Company is committed to the responsible sourcing of conflict minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries. Among other things, our corporate policy expresses that we continue to promote and encourage suppliers to conduct conflict-free sourcing from the Covered Countries, and to use responsible sourcing practices. We expect our suppliers to conduct due diligence on their respective supply chains and to assist us with our compliance with these rules. To the extent that a supplier refuses to cooperate with our compliance efforts or does not conduct conflict-free sourcing from the Covered Countries, we may reconsider our supply arrangement and implement remedies available to us. Our Conflict Minerals Policy Statement is publicly available on the Company’s website at http://www.johnsoncontrols.com/corporate-sustainability/reporting-and-policies.

Internal Management System

The Company maintains an internal management system, where senior management, having the necessary expertise, knowledge and experience, oversees the supply chain country of origin inquiries and due diligence process. We continue to seek ways to address risk in our supply chain process through initiatives that often involve stakeholder engagement or consultation with outside experts.

The Company maintains a Conflict Minerals Executive Steering Committee (“Steering Committee”) comprised of leaders from Procurement, Legal, Engineering, Communications, Information Technology, Internal Audit and Finance. The Steering Committee reports to the Executive Operating Team, which consists of the Chairman and CEO and his direct reports. The Steering Committee oversees and supports the Company’s conflict minerals compliance program carried out by the Company’s global Project Management Organization (“PMO”). The global PMO includes representatives from each of the Company’s primary businesses, as well as certain corporate functions. The Steering Committee and PMO each meet on a regular basis to develop and monitor plans to comply with the reporting requirements of the Rule.

System of Controls and Transparency

Due to the complexity of the Company’s supply chain, the Company relies on its first tier suppliers to provide information on the origin of conflict minerals potentially present in materials supplied to the Company. The Company’s RCOI and due diligence processes are designed to gather information on the chain of custody of the necessary conflict minerals potentially included in the Company’s products.

Supplier Engagement and Training

The Company provides a conflict minerals presentation to the In-Scope Suppliers that summarizes the relevant requirements of the Rule, our obligations under the Rule, and reiterates the Company’s expectation that our suppliers cooperate to support our conflict minerals compliance efforts. This presentation was delivered live to suppliers at our Supplier Expectation Days and is posted externally on our website at: http://www.johnsoncontrols.com/suppliers/sustainability/conflict-minerals.

The Company also provides the In-Scope Suppliers with instructions for responding to the survey and our Compliance Specialists have scripts to help explain our requests, and the reason behind the requests. Communications sent to suppliers also contain reference links to the Rules and additional guidance from the SEC, Automotive Industry Action Group (“AIAG”), CFSI, and OECD.

The Company publicly shares its position statement on conflict minerals through its Conflict Minerals Policy Statement. In addition, as Johnson Controls renews or enters into new agreements with suppliers, the Company includes a conflict minerals compliance provision when appropriate. The provision requires suppliers to conduct and document inquiries of smelters and refiners, including inquiries as to the country of origin, of conflict minerals included in parts and products supplied to Johnson Controls.

Internal Training

The Company has a web-based training module specifically for its Sales, Procurement, and Engineering functions in order to increase awareness and education about the relevant requirements of the Rule, Johnson Controls’ obligations under the Rule, and the processes the Company uses to evaluate and respond to the risk of conflict minerals in our supply chain.

Records Management

The Company retains relevant conflict minerals documentation in accordance with its existing corporate retention policy and procedures.

Grievance Mechanism

The Company maintains a web- and telephone-based, 24-hour Integrity Helpline (http://www.johnsoncontrols.com/corporate-sustainability/governance), providing any interested party with a confidential reporting mechanism to communicate concerns regarding the Company’s supply chain.

2.	Identify and Assess Risk in the Supply Chain

The Company’s RCOI was designed to determine whether the conflict minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company originated in the Covered Countries, or were from recycled or scrap sources. Through communications with these suppliers, the Company attempted to identify smelters and refiners of conflict minerals that may be utilized in its products.

The Company followed up, and continues to follow up, with suppliers who indicated that they might be sourcing conflict minerals from the Covered Countries in order to exercise due diligence on the source and chain of custody of the conflict minerals, inquiring of such suppliers whether:

•	they provided information on all smelters and the country of origin of the conflict minerals;

•	they performed due diligence procedures for non-certified smelters; and

•	they were able to determine if the conflict minerals financed or benefited armed groups in the Covered Countries.

3.	Design and Implement a Strategy to Respond to Identified Risks

Johnson Controls has established due diligence guidelines to be followed if the Company identifies a risk or red flag that a supplier sourced conflict minerals from the Covered Countries through a review of the received CMRT.

Once an In-Scope Supplier identified in its CMRT response that it might be sourcing conflict minerals from the Covered Countries, the Company initiated due diligence procedures to collect more detailed information from that supplier.

Survey findings were discussed with Johnson Controls’ Procurement Leadership Team. The Company created a shared listing of suppliers identified as using conflict minerals from a Covered Country as well as the indicated smelters. This list was then compared to the CFSI smelter listing to verify the accuracy of the supplier responses as well as the conflict minerals source.

In addition, the Company engaged and actively cooperated with industry groups, including the AIAG and the National Association of Manufacturers (NAM). The Company invested in systems and processes to manage risk identified in the supply chain.

4.	Carry Out Independent Third-Party Audit of Smelters’/Refiners’ Due Diligence Practices

Johnson Controls supports independent third-party audits by being a member of the CFSI. In connection with our due diligence, we rely on the CFSI’s Conflict-Free Smelter Program to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. The Company is a downstream consumer of conflict minerals and is many steps removed from the mining of conflict minerals. The Company does not purchase raw ore or unrefined conflict minerals, and, to the best of its knowledge, conducts no purchasing activities directly in the Covered Countries.

5.	Report Annually on Supply Chain Due Diligence

This Report (and the related Form SD) was filed with the SEC and is available on our website at: http://www.johnsoncontrols.com/corporate-sustainability/reporting-and-policies.

B. Due Diligence Results

1.	Facilities Used to Process Necessary 3TG Originating from Covered Countries

The RCOI, including the use of the CMRT, and the Company’s due diligence efforts described above were designed to provide the Company with information on the smelters and refiners that the In-Scope Suppliers, and their suppliers, used to process conflict minerals in the products supplied to Johnson Controls. The Company must rely on responses from the suppliers in order to determine the facilities used to process conflict minerals. Similar to Johnson Controls, our suppliers generally do not have a direct relationship with the facilities used to process conflict minerals; therefore, some suppliers responded that they were unable to provide smelter and refinery information at this time. Accordingly, Johnson Controls does not know as of this reporting period all the facilities used to process, or the country of origin of, all the conflict minerals included in its products.

Based on a review of the received and accepted responses, 12% of the suppliers acknowledged that they sourced 3TG from the Covered Countries. The majority of the responses (64%) indicated that they only sourced from smelters that the CFSI identifies as DRC conflict free. None of the responses acknowledged that 3TG was sourced from smelters/mines that financed or benefited armed groups. For the remainder (36%), the suppliers were not able to determine if the 3TG had been sourced from DRC smelters/mines financing or benefiting armed groups.

2.	Smelter Lists (Appendix A)

The Company compared the smelter lists provided in responses from its In-Scope Suppliers with the CFSI list of compliant smelters to determine which smelters the CFSI identifies as DRC conflict free. The information provided by our suppliers was used to conduct our due diligence, including assessing reports for completeness and consistency.

A total of 2,451 smelters were identified by our suppliers and 235, or 9.6%, are CFSI certified. Refer to Appendix A for the following CFSI certified smelter lists:

•	CFSI Gold Smelter List

•	CFSI Tin Smelter List

•	CFSI Tantalum Smelter List

•	CFSI Tungsten Smelter List

C. Risk Mitigation Measures

In order to mitigate risk related to conflict minerals in Johnson Controls’ supply chain, the Company’s current processes and procedures included:

•	Becoming a member of the CFSI, which has allowed for the comparison of all supplier responses to the CFSI smelter listing to confirm the accuracy of supplier responses;

•	Institutionalizing scoping guidelines, RCOI and due diligence guidelines, and the escalation process; and

•
Updating the Company’s global terms and conditions of purchase to require suppliers to disclose to the Company, in writing, the content and the origin of the conflict minerals in the materials and/or products they provide to the Company.

In order to further mitigate the risk that conflict minerals in the supply chain benefited armed groups in the Covered Countries and to identify the origin of those minerals, the Company will continue its efforts with its In-Scope Suppliers to improve the response rate and the completeness of the surveys. In addition, the Company will:

•	Continue to direct suppliers to its corporate policy with respect to the sourcing of conflict minerals;

•	Continue to follow up with suppliers who indicated that they might be sourcing conflict minerals from the Covered Countries;

•	Improve the effectiveness of the escalation process to enhance supplier communications and the quality of responses;

•	Enhance the Company’s RCOI and due diligence measures for existing and new suppliers included as part of scoping guidelines; and

•	Continue to work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD guidance.

VII. Determination

At this time, for calendar year 2015, the Company is unable to determine the mine or country of origin of its necessary conflict minerals or the facilities used to process conflict minerals in its supply chain due to either a lack of survey responses or inconclusive survey responses from its In-Scope Suppliers. As such, the Company is currently unable to determine whether or not products manufactured, or contracted to be manufactured, by the Company in the 2015 calendar year, which include those listed in “III. Product Overview” above, have been found to be free of necessary conflict minerals that directly or indirectly financed or benefited armed groups in the Covered Countries.

VIII.     Appendix A - CFSI Certified Smelters

CFSI Certified Smelter List - Gold

Smelter Name	Smelter Country	Smelter ID
Advanced Chemical Company	UNITED STATES	CID000015
Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Argor-Heraeus SA	SWITZERLAND	CID000077
Asahi Pretec Corporation	JAPAN	CID000082
Asahi Refining Canada Limited	CANADA	CID000924
Asahi Refining USA Inc.	UNITED STATES	CID000920
Asaka Riken Co., Ltd.	JAPAN	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Aurubis AG	GERMANY	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Boliden AB	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	GERMANY	CID000176
CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Cendres + Métaux SA	SWITZERLAND	CID000189
Chimet S.p.A.	ITALY	CID000233
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
DODUCO GmbH	GERMANY	CID000362
Dowa	JAPAN	CID000401
Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Elemetal Refining, LLC	UNITED STATES	CID001322
Faggi Enrico S.p.A.	ITALY	CID002355
Heimerle + Meule GmbH	GERMANY	CID000694
Heraeus Ltd. Hong Kong	CHINA	CID000707
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Istanbul Gold Refinery	TURKEY	CID000814
Japan Mint	JAPAN	CID000823
Jiangxi Copper Company Limited	CHINA	CID000855
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Kazzinc	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	UNITED STATES	CID000969
Kojima Chemicals Co., Ltd.	JAPAN	CID000981
L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Materion	UNITED STATES	CID001113
Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Metalor Technologies SA	SWITZERLAND	CID001153

Metalor USA Refining Corporation	UNITED STATES	CID001157
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Mitsubishi Materials Corporation	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220
Nihon Material Co., Ltd.	JAPAN	CID001259
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
PAMP SA	SWITZERLAND	CID001352
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
PX Précinox SA	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Republic Metals Corporation	UNITED STATES	CID002510
Royal Canadian Mint	CANADA	CID001534
Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Schone Edelmetaal B.V.	NETHERLANDS	CID001573
SEMPSA Joyería Platería SA	SPAIN	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Singway Technology Co., Ltd.	TAIWAN	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
T.C.A S.p.A	ITALY	CID002580
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Torecom	KOREA, REPUBLIC OF	CID001955
Umicore Brasil Ltda.	BRAZIL	CID001977
Umicore Precious Metals Thailand	THAILAND	CID002314
Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Valcambi SA	SWITZERLAND	CID002003
Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
WIELAND Edelmetalle GmbH	GERMANY	CID002778
Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Yokohama Metal Co., Ltd.	JAPAN	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243

CFSI Certified Smelter List - Tantalum

Smelter Name	Smelter Country	Smelter ID
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
D Block Metals, LLC	UNITED STATES	CID002504
Duoluoshan	CHINA	CID000410
Exotech Inc.	UNITED STATES	CID000456
F&X Electro-Materials Ltd.	CHINA	CID000460
FIR Metals & Resource Ltd.	CHINA	CID002505
Global Advanced Metals Aizu	JAPAN	CID002558
Global Advanced Metals Boyertown	UNITED STATES	CID002557
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
H.C. Starck Co., Ltd.	THAILAND	CID002544
H.C. Starck GmbH Goslar	GERMANY	CID002545
H.C. Starck GmbH Laufenburg	GERMANY	CID002546
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
H.C. Starck Inc.	UNITED STATES	CID002548
H.C. Starck Ltd.	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
KEMET Blue Metals	MEXICO	CID002539
KEMET Blue Powder	UNITED STATES	CID002568
King-Tan Tantalum Industry Ltd.	CHINA	CID000973
LSM Brasil S.A.	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Mineração Taboca S.A.	BRAZIL	CID001175
Mitsui Mining & Smelting	JAPAN	CID001192
Molycorp Silmet A.S.	ESTONIA	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Plansee SE Liezen	AUSTRIA	CID002540
Plansee SE Reutte	AUSTRIA	CID002556
QuantumClean	UNITED STATES	CID001508
Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Taki Chemicals	JAPAN	CID001869
Telex Metals	UNITED STATES	CID001891
Tranzact, Inc.	UNITED STATES	CID002571
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Zhuzhou Cemented Carbide	CHINA	CID002232

CFSI Certified Smelter List - Tin

Smelter Name	Smelter Country	Smelter ID
Alpha	UNITED STATES	CID000292
An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
China Tin Group Co., Ltd.	CHINA	CID001070
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
CV Ayi Jaya	INDONESIA	CID002570
CV Gita Pesona	INDONESIA	CID000306
CV Serumpun Sebalai	INDONESIA	CID000313
CV United Smelting	INDONESIA	CID000315
CV Venus Inti Perkasa	INDONESIA	CID002455
Dowa	JAPAN	CID000402
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
EM Vinto	BOLIVIA	CID000438
Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Fenix Metals	POLAND	CID000468
Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Melt Metais e Ligas S/A	BRAZIL	CID002500
Metallic Resources, Inc.	UNITED STATES	CID001142
Metallo-Chimique N.V.	BELGIUM	CID002773
Mineração Taboca S.A.	BRAZIL	CID001173
Minsur	PERU	CID001182
Mitsubishi Materials Corporation	JAPAN	CID001191
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Phoenix Metal Ltd.	RWANDA	CID002507
PT Aries Kencana Sejahtera	INDONESIA	CID000309
PT Artha Cipta Langgeng	INDONESIA	CID001399
PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
PT Babel Inti Perkasa	INDONESIA	CID001402
PT Bangka Prima Tin	INDONESIA	CID002776
PT Bangka Tin Industry	INDONESIA	CID001419
PT Belitung Industri Sejahtera	INDONESIA	CID001421
PT BilliTin Makmur Lestari	INDONESIA	CID001424
PT Bukit Timah	INDONESIA	CID001428
PT Cipta Persada Mulia	INDONESIA	CID002696
PT DS Jaya Abadi	INDONESIA	CID001434
PT Eunindo Usaha Mandiri	INDONESIA	CID001438
PT Inti Stania Prima	INDONESIA	CID002530
PT Justindo	INDONESIA	CID000307
PT Mitra Stania Prima	INDONESIA	CID001453
PT Panca Mega Persada	INDONESIA	CID001457
PT Prima Timah Utama	INDONESIA	CID001458

PT Refined Bangka Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	INDONESIA	CID001463
PT Stanindo Inti Perkasa	INDONESIA	CID001468
PT Sumber Jaya Indah	INDONESIA	CID001471
PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
PT Tinindo Inter Nusa	INDONESIA	CID001490
PT Wahana Perkit Jaya	INDONESIA	CID002479
Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Rui Da Hung	TAIWAN	CID001539
Soft Metais Ltda.	BRAZIL	CID001758
Thaisarco	THAILAND	CID001898
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
VQB Mineral and Trading Group JSC	VIETNAM	CID002015
White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
PT Sukses Inti Makmur	INDONESIA	CID002816

CFSI Certified Smelter List - Tungsten

Smelter Name	Smelter Country	Smelter ID
A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
H.C. Starck GmbH	GERMANY	CID002541
H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Japan New Metals Co., Ltd.	JAPAN	CID000825
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Kennametal Huntsville	UNITED STATES	CID000105
Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Niagara Refining LLC	UNITED STATES	CID002589
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011
Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095